Exhibit 4.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. Securities Act AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE AS THE CORPORATION MAY REQUIRE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

WARRANT TO PURCHASE COMMON SHARES
OF HOLLYWEED NORTH CANNABIS INC.

Effective Date: As of January 22, 2021

This certifies that [NAME], a [STATE] company (“[Name]”), or registered assigns, is the registered holder of the Warrant (this “Warrant”) represented by this Warrant Certificate (this “Warrant Certificate”), which entitles [Name] or any subsequent holder of this Warrant (each a “Holder”), subject to the provisions contained herein, to purchase from HOLLYWEED NORTH CANNABIS INC., a corporation organized under the laws of British Columbia (the “Company”), such number of the Class A common shares of the Company (the “Common Shares”), as set forth in Section 2.1 herein, subject to adjustment upon the occurrence of certain events specified herein, at the Exercise Price (as defined below), subject to adjustment upon the occurrence of certain events specified herein.

1.	DEFINITIONS.

As used in this Warrant, the following terms shall have the following meanings:

BCBCA: the Business Corporations Act (British Columbia).

Board: the board of directors of the Company.

Business Day: any day that is not a day on which banking institutions are authorized or required to be closed in the jurisdiction in which the principal office of the Company is located.

CDN, Dollars or $: means Canadian dollars.

Common Shares: the voting Class A Common Shares of the Company.

Company: HollyWeed North Cannabis Inc., a corporation organized under the laws of British Columbia, Canada.

Company Formation Documents: the Amended and Restated Articles of Incorporation of the Company, dated May 27, 2019, as filed under the BCBCA, as the same may be amended from time to time.

Effective Exercise Date: the meaning set forth in Section 4.

Effective Issuance Price: the meaning set forth in Section 4.5.

Excess Tender Amount: the meaning set forth in Section 4.3.

Exchange Act: the Securities Exchange Act of 1934, as amended.

ex-date: when used with respect to any issuance or distribution, means the first Business Day after the record date, provided that if the Common Shares are then traded on a Recognized Securities Market (for the avoidance of doubt, for purposes of this Warrant and any related agreements, including Nasdaq) it shall mean the first date on which the Common Shares trade regular way on the relevant exchange or in the relevant market from which the Fair Market Value was obtained without the right to receive such issuance or distribution.

Exercise Date: the meaning set forth in Section 2.2.

Exercise Price: subject to the adjustment provisions set forth in this Warrant, shall mean CDN twelve cents (CDN$0.12) per share, subject to the adjustment provisions hereinafter set forth.

Expiration Date: the meaning set forth in Section 2.3.

Holder: from time to time, the holder(s) of this Warrant.

Line of Credit Note: the CDN$6,675,000 secured convertible promissory note of the Company and its subsidiaries issued to Origo Holdings Inc.

Nasdaq: the Nasdaq Stock Exchange, including the Nasdaq Capital Market.

Person: any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Premium Per Pro Forma Share: the meaning set forth in Section 4.3.

Recognized Securities Market. any one of the Nasdaq, the New York Stock Exchange, the NYSE:American Exchange, the OTC Markets (including the OTCQX platform), the Canadian Securities Exchange, the Toronto Stock Exchange, the TSX Venture Exchange, the NEO Exchange or any other United States or foreign stock exchange that constitutes the principal securities exchange on which the Common Shares is then traded.

Registration Statement: a registration statement on Form F-1 (or other applicable form for registering securities under the Securities Act) as filed by the Company with the SEC in connection with an initial public offering of the Common Shares in the United States.

Registrable Securities: means the Common Shares issuable under this Warrant as well as any Common Shares issuable upon conversion of the Line of Credit Note. Registrable Securities shall continue to be Registrable Securities (whether they continue to be held by [Name] or they are sold to other Persons) until (i) they are sold outside of the United States in accordance with any applicable Canadian securities laws, (ii) pursuant to an effective registration statement under the Securities Act or (iii) they shall have otherwise been transferred (including pursuant to Rule 144 under the Securities Act) and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the holder thereof shall exist.

Reorganization Event: the meaning set forth in Section 4.4.

Rights to Purchase Securities: means options, warrants and rights issued by the Company (whether presently exercisable or not) to purchase Common Shares that are convertible or exchangeable (whether presently convertible or exchangeable or not) into or exercisable (whether presently exercisable or not) for Voting Securities but, for the avoidance of doubt, not including a shareholders rights plan.

Securities Act: the United States Securities Act of 1933, as amended.

Transfer: the meaning set forth in Section 2.5.

Voting Securities means the Common Shares and any other securities of the Company having power generally to vote in the election of members of the Board.

Warrant Shares: means the Common Shares issuable or issued upon the exercise of this Warrant, consisting of [NUMBER] ([NUMBER]) Common Shares, subject to adjustment as provided herein.

2.	EXERCISE PRICE; EXERCISE OF WARRANT AND EXPIRATION OF WARRANT.

2.1. Exercise Price. Subject to the terms of this Warrant, including all of the adjustment provisions hereof, the Holder hereof shall be entitled upon exercise of this Warrant to purchase all or any portion of the Warrant Shares upon exercise the Warrant made on or prior to the date of exercise hereof, at the Exercise Price then in effect.

2.2. Exercise of Warrant. This Warrant shall be exercisable in whole or in part from time to time on any Business Day (each, an “Exercise Date”) beginning on January 22, 2021 and ending on the Expiration Date (the “Exercise Period”), in the manner provided for herein.

2.3. Expiration of Warrants. This Warrant shall expire and the rights of the Holder of this Warrant to purchase Warrant Shares shall terminate at the close of business on November 5, 2025 (the “Expiration Date”).

2.4. Method of Exercise; Payment of Exercise Price. Other than as agreed between the Company and the Holder, in order to exercise this Warrant, the Holder hereof must surrender this Warrant to the Company, with the form on the reverse of or attached to this Warrant duly executed along with payment in full of the Exercise Price then in effect for the number of Warrant Shares as to which this Warrant is submitted for exercise.

Any such payment of the Exercise Price pursuant to clause (2) above shall be payable in cash or other same-day funds. Upon the surrender of this Warrant following one or more partial exercises, unless this Warrant has expired, a new Warrant of the same tenor representing the number of shares of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, shall promptly be issued and delivered to the Holder.

Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall instruct its transfer agent to transfer to the Holder of such Warrant appropriate evidence of ownership of any shares of Warrant Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 4.7. Upon payment of the Exercise Price therefor, a Holder shall be deemed to own and have all of the rights associated with any Warrant Shares or other securities or property (including money) to which it is entitled pursuant to this Warrant upon the surrender of this Warrant in accordance herewith. If the Holder shall direct that such securities be registered in a name other than that of the Holder, such direction shall be tendered in conjunction with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Company.

2.5. Compliance with the Securities Laws.

(a) This Warrant may not be exercised (and the Company shall be under no obligation to process any exercise), and no Warrant Shares may be sold, transferred pledged, hypothecated, or otherwise disposed of (any such sale, transfer or other disposition, a “Transfer”), except in compliance with this Section 2.5.

(b) A Holder may exercise this Warrant and may Transfer this Warrant or any and all of his or its Warrant Shares to either (i) a transferee that is an “accredited investor” or a “qualified institutional buyer,” as such terms are defined in applicable Canadian securities laws, Regulation D and Rule 144A under the Securities Act, respectively, or (ii) any transferee, if the Warrant Shares have been registered for resale under the Securities Act and qualified or exempt for sale under applicable Canadian securities laws.

(c) In addition to the foregoing, a Holder may exercise this Warrant and may Transfer this Warrant or his or its Warrant Shares in accordance with Regulation S under the Securities Act or in any transaction that is registered under the Securities Act.

3.	LEGENDS, REGISTRATION AND VOLUNTARY ESCROW.

3.1. Legends. Subject to Section 3.2, each certificate, instrument, or book entry representing (i) the Class A Common Shares, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any share split, share dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 4) be notated with a legend, and no other legend, substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. Securities Act AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. Securities Act PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. Securities Act OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE AS THE CORPORATION MAY REQUIRE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

3.2. Registration. If at any time the Company registers or intends to register under the Securities Act, or qualify for distribution in Canada under applicable Canadian securities laws, any Common Shares, Rights to Purchase Securities or any other securities convertible, exchangeable or exercisable for Common Shares or other Voting Securities on a registration statement under the Securities Act or a prospectus under applicable Canadian securities laws, or grants any demand or piggyback registration rights to any other holder of Common Shares, Rights to Purchase Securities or any other securities convertible, exchangeable or exercisable for Common Shares or shares of Voting Securities, the Company shall offer to the Holder of this Warrant to register the Warrant Shares of such Holder on no less favorable terms and conditions and/or enter into an agreement on customary terms and conditions with the Holder of this Warrant granting to such Holder pari passu registration rights with respect to the Registrable Securities of such Holder, as applicable. Notwithstanding the foregoing, the provisions of this Section 3.1 shall not apply to an initial public offering of Common Shares or other securities of the Company, unless that Company shall also register for resale in such initial public offering Common Shares owned by other shareholders.

3.3. Voluntary Escrow. [Name] agrees that in addition to any escrow restrictions applicable to the Warrant or Warrant Shares pursuant to the polices of any Recognized Securities Market upon which the Registrable Securities will be listed for trading and applicable laws, all of the Registrable Securities (including any Warrant Shares issued upon exercise of the Warrants) issued to the Subscriber will be subject to a one year hold period commencing on the date that the Registrable Securities begin trading on a Recognized Securities Market (the “Voluntary Escrow”), to be determined as follows:

(a) [Name] acknowledges and agrees that, at the Closing (as defined herein), or such other time as determined by the Company in its sole discretion, the certificates representing the Registrable Securities, will be delivered to an escrow agent to be determined by the Company in its sole discretion (the “Escrow Agent”) and held in escrow by the Escrow Agent pursuant to the terms and conditions of a voluntary escrow agreement (an “Escrow Agreement”), in such form as is satisfactory to the Company, to be executed by [Name] at the request of the Company. The Escrow Agreement will provide, among other things, that 1/12 of the Registrable Securities will be released on each of the first day of each month following the date on which Company’s Registrable Securities commence trading on a Recognized Securities market.

(b) The Escrow Agreement will further provide that [Name] will be entitled to vote any of the Registrable Securities that are held in escrow, but will not be entitled to transfer, option or otherwise encumber any of the Registrable Securities without the prior written consent of the Company

(c) In addition to the legends set forth in Section 3.1, the certificates for the Registrable Securities may, as determined in the sole discretion of the Company, bear a legend to evidence that the Registrable Securities are subject to the Voluntary Escrow.

(d) As and so often as the Company may require, [Name] will execute and deliver to the Company all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of the Company or its counsel are necessary or advisable to give full effect to the Voluntary Escrow.

4.	ADJUSTMENTS.

4.1. Adjustments upon Certain Transactions.

(a) The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to any of its Common Shares solely in Common Shares, (ii) subdivides its outstanding Common Shares, or (iii) combines its outstanding Common Shares into a smaller number of shares. In such event, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the record date of such dividend or distribution or the effective date of such subdivision or combination (the “Effective Exercise Date”) shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive the number of Warrant Shares that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect hereto.

In addition, upon an adjustment pursuant to this Section 4.1, the Exercise Price for each of the Warrant Shares payable upon exercise of this Warrant shall be adjusted (without rounding) so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so issuable immediately thereafter. Such adjustment shall become effective immediately after the Effective Exercise Date of such event retroactive to the record date, if any, for such event.

(b) For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ub = Warrant Shares underlying this Warrant before the adjustment

Ua = Warrant Shares underlying this Warrant after the adjustment

Pb = exercise price per share before the adjustment

Pa = exercise price per share after the adjustment

Ob = shares outstanding before the transaction in question

Oa = shares outstanding after the transaction in question

Ua = Ub x Oa / Ob

Pa = Pb x Ob / Oa

4.2. Dividends and Distributions.

(a) If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to any of its Common Shares, (other than one covered by Section 4.1), then the Exercise Price to be in effect after the record date for such dividend or distribution shall be determined (without rounding) by multiplying (x) the Exercise Price in effect immediately prior to such record date by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Common Shares as of the last Business Day (or, if the Common Shares is then traded on a Recognized Securities Market, the last trading day) before the ex-date less the Fair Market Value of the cash, securities (excluding Common Shares that is the same class of securities for which this Warrant would be exercisable immediately after such distribution or dividend taking into account the adjustments pursuant to this Article 4) or other property paid per share in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Shares as of the last Business Day (or, if the Common Shares is then traded on a Recognized Securities Market, the last trading day) before the ex-date. Upon any adjustment of the Exercise Price pursuant to Section 4.2(a), the total number of Common Shares purchasable upon the exercise of this Warrant shall be such number of shares (calculated to the nearest thousandth) purchasable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

(b) For avoidance of doubt, the adjustment contemplated by Section 4.2(a)(2) can be expressed by formula as follows:

Ub = Warrant Shares underlying this Warrant before the adjustment

Ua = Warrant Shares underlying this Warrant after the adjustment

Pb = exercise price per share before the adjustment

Pa = exercise price per share after the adjustment

M = Fair Market Value per share of Common Shares as of the last Business Day (or, if applicable, trading day) before ex-date

D = Fair Market Value of the dividend or distribution made per share of Common Shares

Ua = Ub x M / (M - D)

Pa = Pb x (M - D) / M

4.3. Tender Offers. If a publicly-announced tender offer or issuer bid made by the Company or any of its subsidiaries for all or any portion of the Common Shares shall expire and tendering holders of Common Shares are paid aggregate consideration having a Fair Market Value when paid which exceeds the aggregate Fair Market Value of the Common Shares acquired in such tender offer as of the last Business Day, or, if applicable, trading day before the date on which such tender offer is first publicly announced (such excess, the “Excess Tender Amount”), then the Exercise Price to be in effect after the tender offer expires shall be determined (without rounding) by multiplying (x) the Exercise Price in effect immediately prior to such adjustment by (y) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Shares as of the last trading day before the date on which such tender offer is first publicly announced less the Premium Per Pro Forma Share, and the denominator of which shall be the Fair Market Value per share of Common Shares as of the last Business Day, or, if applicable, trading day before the date on which such tender offer is first publicly announced. As used herein, “Premium Per Pro Forma Share” means (x) the Excess Tender Amount divided by (y) the number of Common Shares outstanding at expiration of the tender offer after giving pro forma effect to the purchase of shares in the tender offer. Upon any adjustment of the Exercise Price pursuant to this Section 4.3, the total number of Warrant Shares purchasable upon the exercise of this Warrant shall be such number of Warrant Shares (calculated to the nearest thousandth) purchasable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ub = Warrant Shares underlying this Warrant before the adjustment

Ua = Warrant Shares underlying this Warrant after the adjustment

Pb = exercise price per share before the adjustment

Pa = exercise price per share after the adjustment

M = Fair Market Value per share of Common Shares as of the last Business Day (or, if applicable, trading day) before the tender offer is announced

E = Excess Tender Amount (the aggregate premium paid in the tender offer)

Pr = Premium Per Pro Forma Share Oa = Shares outstanding after giving effect to tender offer

Pr = E / Oa

Ua = Ub x M / (M - Pr)

Pa = Pb x (M - Pr) / M

4.4. Consolidation, Merger or Sale. If any consolidation, merger, amalgamation, arrangement or similar extraordinary transaction of the Company with another entity, or the sale of all or substantially all of its assets, or any recapitalization or reclassification of the Common Shares, shall be effected (a “Reorganization Event”), and in connection with such Reorganization Event, the Warrant Shares shall be converted into or exchanged for or become the right to receive cash, securities or other property, then, as a condition of such Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of this Warrant shall thereafter have the right to purchase and receive on exercise of this Warrant, for an aggregate price equal to the aggregate Exercise Price for all of the Warrant Shares underlying this Warrant as in effect immediately before such transaction (subject to adjustment thereafter as contemplated by the succeeding sentence), the same kind and amount of cash, securities or other property as it would have had the right to receive if it had exercised this Warrant immediately before such transaction and been entitled to participate therein. In the event of any such Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of this Warrant (including, without limitation, the provisions of this Article 4) shall thereafter be binding on the other party to such transaction (or the successor in such transaction) and applicable to any securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder of this Warrant, executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver the cash, securities or property deliverable upon exercise of this Warrant. The Company shall notify the Holder of this Warrant of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise this Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Shares of the Company, the Holder of this Warrant shall be provided the same notice given to the holders of other Common Shares of the Company.

4.5. Full-Ratchet Adjustment for Lower Revaluations. In the case of (a) any issuance of Common Shares, rights or options to acquire Common Shares or securities convertible or exchangeable into, or exercisable for Common Shares (other than Common Shares underlying rights or options to acquire Common Shares or securities convertible or exchangeable into Common Shares, in each case that are issued and outstanding on the date hereof or that are issued to directors, officers or employees of the Company pursuant to the terms of a stock option plan that is in existence as of the date hereof), or (b) the amendment to or change in the exercise, conversion or exchange price of such securities, in each case for an Effective Issuance Price that is lower than the Exercise Price (in each case, other than issuances, amendments or changes covered by Section 4.1, 4.2, 4.3 or 4.4), the Exercise Price for this Warrant shall be further reduced to an amount equal to the Effective Issuance Price.

As used herein, the “Effective Issuance Price” shall be:

(i) with respect to Common Shares issued for cash the per share amount of the net cash proceeds received by the Company for such Common Shares;

(ii) with respect to Common Shares issued for other consideration, the Fair Market Value of the net consideration calculated on a per share basis;

(iii) with respect to any option, warrant or other right to acquire Common Shares, whether direct or indirect and whether or not conditional or contingent, the sum of (a) the Fair Market Value of the aggregate consideration, if any, received by the Company for the issuance of such option, warrant or right divided by the number of Common Shares into which such option, warrant or right is exercisable at time of issuance, plus (b) the per share amount of the exercise price to the extent paid in cash and per share Fair Market Value of the exercise price if paid in other consideration; and

(iv) with respect to securities convertible or exchangeable into Common Shares, the net consideration per security paid for such securities (to the extent paid in cash) or the net Fair Market Value of the consideration per security paid for such securities if the price for such securities is paid in other consideration, as of the date of their issuance divided by the number of Common Shares for which such securities are convertible or exchangeable.

For the avoidance of doubt, the Exercise Price of this Warrant shall in no event be increased pursuant to this Section 4.5.

4.6. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. Instead, the Company shall pay to the Holder, in lieu of issuing any fractional share, a sum in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Shares, as determined by the Company’s Chief Executive Officer, Chief Financial Officer or Board, on the Business Day or, if applicable, trading day immediately prior to the date of exercise.

4.7. Notice of Adjustment. Prior to the consummation of any transaction, action or other event that would trigger an adjustment (or right to adjustment) under this Section 4, the Company shall mail to the Holder by first class mail, postage prepaid, no later than ten (10) Business Days prior to such consummation notice of such transaction, action or other event, along with reasonable details with respect thereto. Whenever the number of Common Shares or other stock or property issuable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments and shall deliver a certificate of a firm of independent public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the number of Common Shares or other stock or property issuable upon the exercise of this Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

5.	WARRANT TRANSFER BOOKS.

The Company shall cause to be kept at its principal office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of this Warrant Certificate and of transfers or exchanges of this Warrant Certificate as herein provided.

At the option of the Holder, this Warrant Certificate may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever this Warrant Certificate is so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder making the exchange is entitled to receive.

All Warrant Certificates issued upon any registration of transfer or exchange of this Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits, as the Warrant Certificate surrendered for such registration of transfer or exchange.

If this Warrant Certificate is surrendered for registration of transfer or exchange it shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder hereof or his attorney duly authorized in writing.

No service charge shall be made to the Holder for any registration of transfer or exchange of this Warrant Certificate. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of this Warrant Certificate.

The Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when this Warrant Certificate shall have been so endorsed, the Holder hereof may be treated by the Company and all other persons dealing therewith as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company, any notice to the contrary notwithstanding; but until such transfer on such register, the Company shall treat the registered Holder hereof as the owner for all purposes. No such transfer shall be registered until the Company has been supplied with the aforementioned instruments of transfer and any other such documentation as the Company may reasonably require.

6.	WARRANT HOLDER.

6.1. Right of Action. All rights of action in respect of this Warrant are vested in the Holder hereof, and the Holder, without the consent of the Company, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise or exchange this Warrant in the manner provided herein or any other obligation of the Company under this Warrant.

7.	REPRESENTATIONS AND COVENANTS.

7.1. Reservation of Common Shares for Issuance on Exercise of Warrant. The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Shares, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of Common Shares as shall then be issuable upon the exercise of all Warrant Shares issuable hereunder plus such number of Common Shares as shall then be issuable upon the exercise of other outstanding warrants, options and rights (whether or not vested), the settlement of any forward sale, swap or other derivative contract, and the conversion of all outstanding convertible securities or other instruments convertible into Common Shares or rights to acquire Common Shares. The Company covenants that all Warrant Shares and other Common Shares which shall be issuable shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

7.2. Notice of Dividends. At any time when the Company declares any dividend on its Common Shares, it shall give notice to the Holder of this Warrant of any such declaration not less than 15 days prior to the related record date for payment of the dividend so declared.

7.3. Capitalization. The Company represents and warrants to the Holder that as of the date hereof, the Company has 83,130,498 Common Shares outstanding and on a fully diluted basis, before giving effect to this Warrant or the Common Shares issuable on conversion of the Line of Credit Note, the Company has 89,787,688 Common Shares on a fully diluted basis. To the extent that this representation is not true as of the date hereof and there are more Common Shares outstanding then set out above (actual or on a diluted basis), the number of Warrant Shares shall be increased such that the Warrant would exercise into 44% of the Common Shares on a diluted as were then outstanding as of the date hereof. For greater certainty, should there be fewer Common Shares outstanding than as set out in this representation, no adjustment shall be made to the number of Warrant Shares issuable on exercise of the Warrant.

8.	MISCELLANEOUS.

8.1. Payment of Taxes. The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of this Warrant or in respect of the issuance or delivery by the Company of any securities upon exercise of this Warrant with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Shares or other securities underlying this Warrant or payment of cash to any Person other than the Holder of this Warrant Certificate surrendered upon the exercise or purchase of this Warrant, and in case of such transfer or payment, the Company shall not be required to issue any stock certificate to pay any cash until such tax or charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due. The Company and the Holder agree that the issuance and exercise of this Warrant is a capital transaction and not a compensatory transaction, and any Holder who is not a U.S. person for U.S. federal income tax purposes hereby represents that the Warrant Shares would, if owned by such Holder, be capital assets in its hands for U.S. Federal income tax purposes.

8.2. Surrender of Certificates. Any Warrant Certificate surrendered for exercise or purchase shall, if surrendered to the Company, be promptly cancelled and destroyed and shall not be reissued by the Company.

8.3. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) a mutilated Warrant Certificate is surrendered to the Company or (b) the Company receives evidence to its satisfaction of the destruction, loss or theft of the Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and a corporate bond of indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that the Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for such mutilated Warrant Certificate or in lieu of such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of shares of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised.

Upon the issuance of any new Warrant Certificate under this Section 8.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith.

Any new Warrant Certificate executed and delivered pursuant to this Section 8.3 in lieu of a destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be subject to the same terms as this Warrant.

The provisions of this Section 8.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of a mutilated, destroyed lost, or stolen Warrant Certificate.

8.4. Notices. Any notice, demand or delivery authorized by this Warrant shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to the Holder of this Warrant at such Holder’s address shown on the register of the Company and to the Company at its principal address, addressed to the Secretary of the Company, in each case or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

8.5. Applicable Law. This Warrant and all rights arising hereunder shall be governed by the laws of British Columbia and the federal laws of Canada applicable therein.

8.6. Amendments. This Warrant may only be amended with the prior written consent of the Holder and the Company.

8.7. Headings. The descriptive headings of the several Articles and Sections of this Warrant are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, this Warrant has been duly executed and delivered by the Company, by order of its Board of Directors, this 22nd day of January 2021.

HOLLYWEED NORTH CANNABIS INC.
By:
Name:	Renee Gagnon
Title:	President & Director

ACCEPTED AND AGREED TO:

[NAME]

By:

EXHIBIT A

FORM OF EXERCISE

(To be executed upon exercise of Warrant.)

The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate, to purchase _______ Common Shares, in the form of Common Shares (“Warrant Shares”), of HollyWeed North Cannabis Inc. in accordance with the Warrant Certificate, and in accordance with the terms set forth below.

By checking the appropriate paragraph election, the undersigned hereby exercises the Warrant, as follows:.

______[check if applicable] Having the Company withhold, from the total number of Common Shares that would otherwise be delivered to the undersigned upon such exercise, that lower number of Common Shares issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the last Business Day prior to such exercise equal to a purchase price for such Common Shares that would otherwise be payable by the undersigned upon such exercise based upon the Exercise Price then in effect (a “Cashless Exercise”), or

______[check if applicable] By) by payment in full of the Exercise Price then in effect for the shares of Warrant Shares as to which this Warrant is submitted for exercise, payable in cash or other same-day funds.

The undersigned requests that said Warrant Shares be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Warrant Shares is less than all of the shares of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

A-1

Dated:	Name:
(Please Print)

(Insert Social Security or Other Identifying Number of Holder)

Address:

Signature (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must be guaranteed by a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Warrant Holder.

A-2

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Names of Assignees	Address	Social Security or other Identifying Number of Assignee(s)	Number of Shares Represented by the Portion of this Warrant to be Assigned

And does hereby irrevocably constitute and appoint ______ the undersigned's attorney to make such transfer on the books of _____________ maintained for that purpose, with full power of substitution in he premises.

Date:

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed By:

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.

B-1